Exhibit 10.39

LEASE AMENDMENT #6
DIAMONDBACK E & P LLC
FASKEN MIDLAND, LLC, (hereinafter called “Lessor”) and DIAMONDBACK E & P LLC, successor to Windsor Permian, LLC (hereinafter called “Lessee”), for good and valuable consideration the receipt of which is hereby acknowledged, do hereby amend that certain Lease Agreement dated April 19, 2011, Lease Amendment #1 dated June 6, 2011, Lease Amendment #2 dated August 5, 2011 (surrendered September 30, 2012), Lease Amendment #3 dated September 28, 2011, Lease Amendment #4 dated February 6, 2012 and Lease Amendment #5 dated July 25, 2012 (collectively the “Lease Agreement”), covering approximately 7,428 square feet of Net Rentable Area located on Level Twelve (12) of One Fasken Center at 500 West Texas Avenue, Midland, Texas 79701, also known as Suite 1210, under the following terms and conditions:

1.	LEASED PREMISES. Effective May 1, 2013, the provisions of paragraph 1.5 are hereby deleted and the following substituted in lieu thereof:
“1. LEASED PREMISES. Approximately 7,965 square feet of Net Rentable Area located on Level Twelve (12) as more fully diagrammed on the floor plan of such premises attached hereto and made a part hereof as “Exhibit B-l”, together with a common area percentage factor determined by Lessor (the “Leased Premises”). Said Leased Premises is comprised of approximately 1,586 square feet of Net Rentable Area in the Original Leased Premises together with approximately 1,489 square feet of Net Rentable Area (the “Suite 1220 Expansion Space”), approximately 1,997 square feet of Net Rentable Area (the “Suite 1225 Expansion Space”), 314 square feet of Net Rentable Area (the 12th Floor Expansion Space”), 2,042 square feet of Net Rentable Area (the “Suite 1280 Expansion Space”) and approximately 537 square feet of Net Rentable Area (the “Suite 1260 Expansion Space”). Any statement of size or square footage set forth in the Lease Amendment or that may have been used in calculating Rent, Base Rent, Operating Expenses or any other charge to Lessee is an approximation, which the parties agree is reasonable and any payments based thereon are not subject to dispute. Said demised space represents approximately 1.889% of the Total Net Rentable Area, such Total Net Rentable Area of the Building being approximately 421,546 square feet.”

2.	TERM. The Lease Term for the Suite 1260 Expansion Space added by this amendment shall be for three (3) years and one (1) month, commencing May 1, 2013 and terminating May 31, 2016.

3.
RENT. Effective May 1, 2013, the Base Rent table set forth on Exhibit C of the Lease, Section 2 (Rent) of Lease Amendment #1, Exhibit C-l of Lease Amendment #2, Exhibit C-2 of Lease Amendment #3, Exhibit C-3 of Lease Amendment #4 and Exhibit C-4 of Lease Amendment #5 are hereby deleted and the attached Exhibit C-5 shall be substituted in lieu thereof.

4.
FINISH OUT. Lessee accepts the Leased Premises in “as is” condition and no other finish out shall be required of Lessor. Any alterations to the Leased Premises shall be at Lessee’s sole expense and responsibility.

5.
PARKING. Effective May 1, 2013, Lessor agrees to provide up to one (1) additional parking spaces in the attached parking garage, at the following rates per space per month plus applicable sales tax at Lessee’s election herein:

_____ @ $125.00 per space per month for Officer Reserved (Basement & Level One) — space may be limited, if available

_____ @ $95.00 per space per month for Preferred Reserved (Level Two and above) — space may be limited, if available
  1   @ $75.00 per space per month for General Unreserved
The parking spaces set forth in this section shall be for Lessee and/or Lessee’s employees and Lessor shall have the right to assign parking space as conditions permit. However, Lessor shall not be required to police the use of these spaces. Lessor may make, modify and enforce rules and regulations relating to the parking of automobiles in the parking area(s), and Lessee shall abide thereby. Lessor shall not be liable to Lessee or Lessee’s agents, servants, employees, customers, or invitees for damage to person or property caused by any act of omission or neglect of Lessee, and Lessee agrees to hold Lessor harmless from all claims for any such damage.

6.
SUBJECT TO VACATING. Lessor’s duty to tender possession of the Suite 1260 Expansion Space added to the Leased Premises hereunder is subject to the current tenant vacating the Suite 1260 Expansion Space. Provided, however, that if the current tenant does not vacate the Suite 1260 Expansion Space within six (6) months from the proposed effective date hereof, Lessee shall have the right to terminate its obligation to lease the Suite 1260 Expansion Space by delivery of written notification to Lessor.

7.	RATIFICATION. Lessor and Lessee do hereby ratify and affirm all of the terms, conditions and covenants of the Lease Agreement, as amended herein.
Witness the execution hereby this the 18th day of December, 2012, but to be effective May 1, 2013.

LESSOR		LESSEE

FASKEN MIDLAND, LLC		DIAMONDBACK E & P LLC
By:	JB Fund 1, LLC, Manager
By:	Its Managers
North Waterfront Corporation

By:	/s/ Thomas E. Cooper	By:	/s/ Travis D. Stice
	Thomas E. Cooper	Name:	Travis D. Stice
	Vice President	Title:	Chief Executive Officer

JB Financials, Inc.

By:	/s/ Thomas E. Cooper
Thomas E. Cooper
Vice President

EXHIBIT B.1

EXHIBIT B.1

Tower One - 12th Floor
1/16" = 1'-0"

NOT FOR REGULATORY
APPROVAL, PERMITTING,
OR CONSTRUCTION

© 2004 Rhotenberry Wellen Architects

rwa
rhotenberry
wellen
architects

1102 West Texas Avenue
Midland, Texas 79701
432.682.1252
432.682.1257 fax

Fasken Center
Tower One, 12th Floor
Midland, Texas

| | |
|---|---|
| PROJECT: | 0331 |
| DRAWN BY: | DD |
| CHECKED BY: MARK T. WELLEN | No. 8374 |
| DATE: | 1/12/05 |

LEASE AMENDMENT #6 DIAMONDBACK E & P LLC
EXHIBIT C-5

	Original Leased Premises - Suite 1210 - 1,586 Sq. Ft.			Suite 1220 Expansion Space - 1,489 Sq. Ft.
Months	Annual Rate Per SF for Original Leased Premises	Annual Rent for Original Leased Premises	Monthly Rent for Original Leased Premises	Annual Rate Per SF for Suite 1220 Expansion Space	Annual Rent for Suite 1220 Expansion Space	Monthly Rent for Suite 1220 Expansion Space
8/1/11 until Termination of Amendment #2 for Basement Expansion Space - Terminated 9/30/12

08/01/11 - 10/31/11	$16.00	$25,376.00	$2,114.67
11/1/11 - 11/30/11	$16.00	$25,376.00	$2,114.67	$16.00	$23,824.00	$1,985.33
12/1/11 - 1/31/12	$16.00	$25,376.00	$2,114.67	$16.00	$23,824.00	$1,985.33
2/1/12 - 5/31/12	$16.00	$25,376.00	$2,114.67	$16.00	$23,824.00	$1,985.33
6/1/12 - 4/30/13	$16.75	$26,565.50	$2,213.79	$16.75	$24,940.75	$2,078.40
5/1/13 - 5/31/13	$16.75	$26,565.50	$2,213.79	$16.75	$24,940.75	$2,078.40
6/1/2013 - 5/31/14	$17.50	$27,755.00	$2,312.92	$17.50	$26,057.50	$2,171.46
06/01/14 - 05/31/15	$18.25	$28,944.50	$2,412.04	$18.25	$27,174.25	$2,264.52
06/01/15 - 05/31/16	$19.00	$30,134.00	$2,511.17	$19.00	$28,291.00	$2,357.58

	Suite 1225 Expansion Space - 1,997 Sq. Ft.			12th Floor Expansion Space - 314 Sq.Ft.
Months	Annual Rate Per SF for Suite 1225 Expansion Space	Annual Rent for Suite 1225 Expansion Space	Monthly Rent for Suite 1225 Expansion Space	Annual Rate Per SF for 12th Floor Expansion Space	Annual Rent for 12th floor Expansion Space	Monthly Rent for 12th Floor Expansion Space
8/1/11 until Termination of Amendment #2 for Basement Expansion Space - Terminated 9/30/12

08/01/11 - 10/31/11
11/1/11 - 11/30/11
12/1/11 - 1/31/12	$18.00	$35,946.00	$2,995.50
2/1/12 - 5/31/12	$18.00	$35,946.00	$2,995.50	$19.00	$5,966.00	$497.17
6/1/12 - 4/30/13	$18.50	$36,944.50	$3,078.71	$19.50	$6,123.00	$510.25
5/1/13 - 5/31/13	$18.50	$36,944.50	$3,078.71	$19.50	$6,123.00	$510.25
6/1/2013 - 5/31/14	$19.00	$37,943.00	$3,161.92	$20.00	$6,280.00	$523.33
06/01/14 - 05/31/15	$20.00	$39,940.00	$3,328.33	$21.00	$6,594.00	$549.50
06/01/15 - 05/31/16	$21.00	$41,937.00	$3,494.75	$22.00	$6,908.00	$575.67

	Suite 1280 Expansion Space - 2,042 Sq. Ft.			Suite 1260 Expansion Space - 537 Sq.Ft.
Months	Annual Rate Per SF for Suite 1280 Expansion Space	Annual Rent for Suite 1280 Expansion Space	Monthly Rent for Suite 1280 Expansion Space	Annual Rate Per SF for Suite 1260 Expansion Space	Annual Rent for Suite 1260 Expansion Space	Monthly Rent for Suite 1260 Expansion Space
8/1/11 until Termination of Amendment #2 for Basement Expansion Space - Terminated 9/30/12

08/01/11 - 10/31/11
11/1/11 - 11/30/11
12/1/11 - 1/31/12
2/1/12 - 5/31/12
6/1/12 - 4/30/13	$20.00	$40,840.00	$3,403.33
5/1/13 - 5/31/13	$20.00	$40,840.00	$3,403.33	$22.00	$11,814.00	$984.50
6/1/2013 - 5/31/14	$20.50	$41,861.00	$3,488.42	$22.00	$11,814.00	$984.50
06/01/14 - 05/31/15	$21.00	$42,882.00	$3,573.50	$22.75	$12,216.75	$1,018.06
06/01/15 - 05/31/16	$22.00	$44,924.00	$3,743.67	$23.50	$12,619.50	$1,051.63

Months	Total Annual Rent for Stes 1210, 1220, 1225, 12th floor, 1280 & 1260	Total Monthly Rent for Stes 1210, 1220, 1225, 12th floor, 1280 & 1260
8/1/11 until Termination of Amendment #2 for Basement Expansion Space - Terminated 9/30/12

08/01/11 - 10/31/11	$25,376.00	$2,114.67
11/1/11 - 11/30/11	$49,200.00	$4,100.00
12/1/11 - 1/31/12	$85,146.00	$7,095.50
2/1/12 - 5/31/12	$91,112.00	$7,592.67
6/1/12 - 4/30/13	$135,413.75	$11,284.48
5/1/13 - 5/31/13	$147,227.75	$12,268.98
6/1/2013 - 5/31/14	$151,710.50	$12,642.54
06/01/14 - 05/31/15	$157,751.50	$13,145.96
06/01/15 - 05/31/16	$164,813.50	$13,734.46